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                                                                    EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of our report March 26, 2003, except for the discussion in Note 1, as to which the date is September 24, 2003, on the consolidated financial statements of PanAmerican Bancorp as of December 31, 2002, and for the period ended December 31, 2002, included within the Registration Statement on Form SB-2. We also consent to the use of our name as "Experts" in the Prospectus.



                                                /s/ Crowe Chizek and Company LLC



Fort Lauderdale, Florida
September 25, 2003